EXHIBIT 99A

                             Form of Authorization Card

















































                                 COMM BANCORP, INC.
                      DIVIDEND REINVESTMENT PLAN AUTHORIZATION


          Please enroll my shares in the Comm Bancorp, Inc. Dividend Reinvestment Plan as indicated below:

[ ] Full Dividend Reinvestment -- Please apply the dividends on all shares of common stock registered in my/our name(s) to the purchase of additional shares of common stock.

[ ] Partial Dividend Reinvestment -- Please apply the dividends on ________ shares of common stock registered in my/our name(s) to the purchase of additional common stock.


Date:  ______________________________        __________________________________
                                             Signature of Stockholder


                                             __________________________________
                                             Signature of Stockholder
THIS IS NOT A PROXY.




          To participate in the Comm Bancorp, Inc. Dividend Reinvestment Plan, all you need to do is complete and sign the reverse side of this authorization card, mark your investment option, and return it in the enclosed postage-paid envelope.

                              This will authorize Comm Bancorp, Inc. to forward to American Stock Transfer & Trust Co., as your Agent, all or a portion of the dividends you receive on common stock to be invested to American Stock Transfer & Trust Company subject to the limitations in the prospectus, to purchase additional shares of common stock.
                                   Please return this completed form to:
                                        AMERICAN STOCK TRANSFER & TRUST CO.
                                        40 Wall Street - 46th Floor
                                        ATTN: Dividend Reinvestment Department
                                        New York, New York  10005


THIS IS NOT A PROXY.                (Continued and to be signed on other side)